Exhibit 99.5

FORM OF NOTICE OF GUARANTEED DELIVERY

FORBES ENERGY SERVICES LTD.

NOTICE OF GUARANTEED DELIVERY

RELATING TO NOTES SUBSCRIBED FOR PURSUANT

TO THE SUBSCRIPTION RIGHT AND OVER-SUBSCRIPTION PRIVILEGE

As set forth in Forbes Energy Services Ltd.’s (the “Company’s”) Prospectus, dated [•], 2019, under “The Rights Offering—Guaranteed Delivery Procedures,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for the principal amount of 5.00% subordinated convertible PIK notes due 2020 ( the “Notes”) of the Company subscribed for pursuant to the subscription Rights and the Over-Subscription Privilege. Such form may be delivered or sent by overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on February 28, 2019, the expiration date, unless extended by the Company (as it may be extended, the “Expiration Date”).

The Subscription Agent is:

American Stock Transfer and Trust Company, LLC

Attention: Forbes Energy Services Ltd. Rights Offering

By Regular Mail Only (No Overnight/Express Mail): American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Hand or Overnight Delivery: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the principal amount of Notes subscribed for pursuant to both the subscription Rights and the Over-Subscription Privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of (a) full payment for all Notes subscribed for pursuant to the subscription Rights and the Over-Subscription Privilege and (b) a properly completed and duly executed Rights Certificate. The full payment must be received by the Subscription Agent at or prior to the Expiration Date. The completed Rights Certificate must be received by the Subscription Agent within two (2) business days following the date of submission of this Notice of Guaranteed Delivery. Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the Rights.

This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Rights Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Rights Certificate.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to the Expiration Date (i) a properly completed and duly executed Rights Certificate and (ii) full payment of the subscription price for the aggregate principal amount of Notes subscribed for pursuant to the subscription Right and the Over-Subscription Privilege, if applicable, as subscription for such Notes is indicated herein and on the Rights Certificate.

Broker Assigned Control #

FORBES ENERGY SERVICES LTD.

1. Subscription Right	Number of Rights exercised:	Rights

	Principal amount of Notes subscribed for pursuant to the subscription Right for which you are guaranteeing delivery of the Rights Certificate and full payment:	principal amount of Notes

	Payment to be made in connection with subscription Right:	$
(Notes × $ , the subscription price)

2. Over-Subscription Privilege	Principal amount of Notes subscribed for pursuant to the Over-Subscription Privilege for which you are guaranteeing delivery of the Rights Certificate and full payment (subject to proration):	principal amount of Notes

	Payment to be made in connection with Over-Subscription Privilege:	$
(Notes × $ , the subscription price)

3. Totals	Total number of Rights exercised:	Rights

	Total principal amount of Notes subscribed for pursuant to the subscription Right and Over-	principal amount of Notes

Subscription Privilege for which you are guaranteeing delivery of the Rights Certificate and full payment:

	Total payment to be made:	$

4. Method of Delivery (Check one):

☐ Through the Depository Trust Company (“DTC”)

☐ Direct to American Stock Transfer & Trust Company, LLC, as the Subscription Agent.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

DTC Participant Number

Contact Name

Address

City	State	Zip Code

Phone Number

Date